Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304-1050 O: 650.493.9300 F: 650.493.6811

April 15, 2022

Inspirato Incorporated

1544 Wazee Street

Denver, CO 80202

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Inspirato Incorporated, a Delaware corporation (the “Company”), with the Securities and Exchange Commission on or about the date hereof, in connection with the registration under the Securities Act of 1933, as amended, of shares (the “Shares”) of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), consisting of (i) 17,002,919 shares of Class A Common Stock reserved for issuance pursuant to the Company’s 2021 Equity Incentive Plan (the “2021 Plan”); (ii) 3,415,625 shares of Class A Common Stock reserved for issuance pursuant to the Company’s 2021 Employee Stock Purchase Plan (the “2021 ESPP”); and (iii) 7,642,024 shares of Class A Common Stock reserved for issuance pursuant to outstanding options under the Inspirato LLC 2012 Unit Option Plan (the “2012 Plan”, and together with the 2021 Plan and 2021 ESPP, the “Plans”).

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and sold in the manner referred to in the Plans and pursuant to the agreements that accompany the Plans, will be legally and validly issued, fully paid, and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

Very truly yours,

/s/ Wilson Sonsini Goodrich & Rosati, P.C.

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

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